UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Kips Bay Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)

3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447

(Address of principal executive offices and Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of Kips Bay Medical, Inc. (the “Company”) was held on May 22, 2012.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal 1 - The stockholders elected each of the four nominees to the Board of Directors to serve for one-year terms or until their successors are elected and qualified, as follows:

	For	Withheld	Broker Non-Vote
Manny Villafana	13,430,704	2,500	1,000,393
Arch C. Smith	13,430,649	2,555	1,000,393
Robert J. Sheehy	13,430,649	2,555	1,000,393
Robert E. Munzenrider	13,430,704	2,500	1,000,393

Proposal 2 - The stockholders did not approve the authorization of the potential issuance of additional shares of common stock to Aspire Capital Fund, LLC (“Aspire Capital”) in accordance with the stockholder approval requirements of NASDAQ Rule 5635.

For	6,002,297
Against	7,420,907
Abstain	10,000
Broker Non-Vote	1,000,393

As a result, at this time, the Company and its Board of Directors are not authorized to exceed the NASDAQ rule 5635 limits.  This means that the Company’s sales of its common stock to Aspire Capital are limited to less than 20% of its common stock outstanding as of the effective date of its Common Stock Purchase Agreement with Aspire Capital, dated October 24, 2011, or the 3,164,357 shares that were registered by the Company in its registration statement on Form S-1 (Reg. No. 333-178019), as declared effective by the SEC on January 26, 2012.

Proposal 3 - The stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2012.

For	14,433,444
Against	150
Abstain	3
Broker Non-Vote	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012

KIPS BAY MEDICAL, INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Operating Officer and Chief Financial Officer